AMENDED AND RESTATED
            FUND ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

      AGREEMENT made as of December 31, 1999, in Denver, Colorado, by and between Dreyfus Founders Funds, Inc., a Maryland corporation (the "Fund"), and Founders Asset Management LLC, a Delaware limited liability company (hereinafter referred to as "Founders").

      WHEREAS, the Fund is engaged in business as an open-end management investment company, is registered as such under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares representing interests in the separate portfolios of investments listed on Appendix 1 to this Agreement, which Appendix 1 is incorporated into this Agreement by this reference (the "Portfolios"); and

      WHEREAS, Founders is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser and providing certain other administrative, shareholder servicing, accounting, and record keeping services to the Fund; and

      WHEREAS, the Fund desires to retain Founders to render certain additional administrative, accounting, and recordkeeping services (the "Services") in the manner and on the terms and conditions hereinafter set forth; and

      WHEREAS, Founders desires to be retained to perform such services on said terms and conditions;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Fund and Founders agree as follows:

1. SERVICES. The Fund hereby retains Founders to provide the following Services to the Portfolios:

      A.    ACCOUNTING SERVICES.

            (1) Prepare and maintain, according to generally accepted accounting principles, general ledgers and financial statements of the Fund and the Portfolios, including the following:

            (a)   DAILY PREPARATION AND MAINTENANCE:

                  (i) Detailed transaction ledgers listing all transactions affecting the Fund;


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

                  (ii) Trial balance  listing by account the beginning  balance, all debits and credits, and the ending balance;

                  (iii) Balance sheet,  income statement and a portfolio listing summarizing net assets, net income, capitalization, and realized and unrealized gains and losses.

            (b)   MONTHLY PREPARATION AND MAINTENANCE:

                  Statements of assets and  liabilities,  operations and changes in net assets, statements of gains and losses and statements of sales and redemptions.

            (c)   SEMI-ANNUAL PREPARATION AND MAINTENANCE:

                  The same  ledgers  as are  prepared  monthly,  plus per  share statements, appreciation/ depreciation statements, and fund share activity statements.

      (2) Obtain such data from the Fund's transfer agent(s), custodian, and investment adviser as is necessary to calculate the net asset value of each class of shares of each Portfolio in the manner, and at such times and frequencies, as is required by the Act and by the Fund's prospectus and statement of additional information.

      B.    CONTROL AND COMPLIANCE.

            (1) Audit certain data and transactions of the Fund's custodian, transfer agent(s) and investment adviser by engaging in the following:

            (a)   DAILY AUDIT/RECONCILIATION PROCEDURES:

                  (i) Reconciliation of the custodian's trust account activity including cash movement, cash balances, settlement of security purchases and sales, and settlement of Fund share purchases and sales;

                  (ii) Reconciliation of the transfer agents' activity in regard to Fund share movements and "as of" transactions;

                  (iii) Monitoring of the investment adviser's trading activity, including compliance and brokerage allocations.

            (b) MONTHLY AUDIT/RECONCILIATION PROCEDURES:


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

                  (i) Audit of the custodian's holding of Fund assets and assets in transit, audit of the custodian's fees charged to the Fund, and audit of credits for the Fund's compensating balances;

                  (ii)  Audit  of  the  transfer  agents'  activity   concerning
            dividend and redemption payouts and of the transfer agents' fees charged to the Fund;

                  (iii) Audit of the  investment  adviser's  fees charged to the
            Funds, including servicing and accounting fees.

            (c) MONITOR COMPLIANCE WITH THE ACT:

            (i) Daily monitoring of the investment adviser's trading activity, including compliance and brokerage allocation and commissions;

            (ii) Periodic monitoring of disclosures and record keeping.

      C.    REPORTING AND ANALYSIS.

            (1)  Provide  regulatory   (Securities  and  Exchange   Commission),
      shareholder and other miscellaneous reporting and, in particular, prepare and maintain the following required books, records, and other documents:

                  (a) journals containing daily itemized records of all Portfolio securities purchases and sales, receipts and deliveries of securities, receipts and disbursements of cash, and all other debits and credits, in the form required by Rule 31a-1(b)(1) under the Act;

                  (b) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, in the form required by Rules 31a-1(b)(1)(i) - (iii) under the Act;

                  (c) a securities  record or ledger  reflecting  separately for each portfolio security as of trade date all "long" and "short" positions, if any, carried by the Portfolios for the accounts of the Portfolios, and showing the location of all securities long and the off-setting positions of all securities short, in the form required by Rule 31a-1(b)(3) under the Act;

                  (d) a record of all Portfolio  purchases or sales, in the form required by Rule 31a-1(b)(6) under the Act;

                  (e) a record of all puts, calls, spreads,  straddles and other options, if any, in which the Portfolios have any direct or indirect interest or which the Portfolios have granted or guaranteed, in the form required by Rule 31a-1(b)(7) under the Act;

                  (f) a record  of the  proof of money  balances  in all  ledger accounts maintained pursuant to this Agreement, in the form required by Rule 31a-1(b)(8) under the Act;

                  (g) price make-up  sheets and such records as are necessary to reflect the determination of the net asset values of each class of the Portfolios;

                  (h)  Regulatory:   semi-annual  and  annual  Form  N-SARs  and
            quarterly Form 13-Fs.

                  (i) Shareholder: semi-annual and annual statements of assets and liabilities, operations, changes in net assets, per share data, appreciation/depreciation, and share activity; and

                  (j) Media: weekly, monthly, quarterly, semi- annual and annual statistical data of the Funds, to be provided to newsletters and other investment industry publications such as ICI, Donahue, Lipper and the NASD.

      The foregoing books and records shall be maintained and preserved by Founders in accordance with and for the time periods specified by applicable rules and regulations, including Rule 31a-2 under the Act. All such books and records shall be the property of the Fund and, upon request therefor, Founders shall surrender to the Fund such of the books and records so requested.

2. STAFF MAINTENANCE. Founders shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, such staff and personnel may include officers of Founders and persons employed or otherwise retained by Founders to provide or assist in providing services to the Fund other than those Services to be provided pursuant to this Agreement.

3. FACILITIES. Founders shall, at its own expense, provide such office space, facilities and equipment (including, but not limited to, computer equipment, communication lines, and supplies) and such clerical help and other services as shall be necessary to provide the Services to the Portfolios. In addition, Founders may arrange on behalf of the Fund to obtain pricing information regarding the Portfolios' investment securities from such company or companies as are approved by a majority of the Fund's board of directors. The Fund shall be financially responsible to such company or companies for the reasonable cost of providing such pricing information.

4. FUND INFORMATION. The Fund will, from time to time, furnish or otherwise make available to Founders such information relating to the business and affairs of the Portfolios as Founders may reasonably require in order to discharge its duties and obligations hereunder.

5. FEES. For the services rendered and facilities furnished by Founders under this Agreement, the Fund shall pay to Founders a fee computed on a daily basis and paid on a monthly basis. The fee shall be computed at the annual rate of 0.06% of the daily net assets of the Fund from $0 to $500 million and at the annual rate of 0.02% of the daily net assets of the Fund in excess of $500 million. Founders shall also be reimbursed for all out-of-pocket expenses incurred by it in performing its services pursuant to the Agreement. For purposes of each daily calculation of this fee, the most recently calculated net asset value of the Fund, as determined by a valuation made in accordance with the Fund's procedure for calculating the net asset value of each class of each Portfolio as described in the Fund's prospectus and/or statement of additional information, shall be used. During any period when the determination of the Fund's net asset value is suspended by the directors of the Fund, the net asset value of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 5, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

6. ACCESS TO FOUNDERS' RECORDS. Founders will permit representatives of the Fund, including the Fund's independent auditors, to have reasonable access to the personnel and records of Founders in order to enable such representatives to monitor the quality of services being provided and the level of fees due Founders pursuant to this Agreement. In addition, Founders shall promptly deliver to the board of directors of the Fund such information as may reasonably be requested from time to time to permit the board of directors to make an informed determination regarding continuation of this Agreement and the payments contemplated to be made hereunder.

7. LIABILITY. Founders shall not be liable to the Fund for any action taken or omitted to be taken by Founders or its employees, agents or contractors in carrying out the provisions of this Agreement if such action was taken or omitted in good faith and without gross negligence or willful misconduct on the part of Founders or its employees, agents or contractors.

8. INDEMNIFICATION BY THE FUND. The Fund shall indemnify Founders and hold it harmless from and against any and all losses, damages, and expenses, including reasonable attorneys' fees and expenses, incurred by Founders which result from:
(i) any claim, action, suit or proceeding in connection with Founders' entry into or performance of this Agreement; (ii) any action taken or omission to act committed by Founders in the performance of its obligations hereunder; or (iii) any action of Founders upon instructions reasonably believed in good faith by it to have been executed by a duly authorized officer or representative of the Fund; PROVIDED, HOWEVER, that Founders shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence or willful misconduct on the part of Founders or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by the Fund hereunder, Founders shall give the Fund reasonable opportunity to defend against such claim in its own name or in the name of Founders.

9. INDEMNIFICATION BY FOUNDERS. Founders shall indemnify the Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Fund which result from:
(i) Founders' lack of good faith in performing  its  obligations  hereunder;  or
(ii) the gross negligence or willful misconduct of Founders or its employees, agents or contractors in connection herewith. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence or willful misconduct on the part of the Fund or its employees, agents or contractors other than Founders, unless such gross negligence or willful misconduct results from or is accompanied by gross negligence or willful misconduct on the part of Founders, any affiliated person of Founders, or any affiliated person of an affiliated person of Founders. Before confessing any claim against it which may be subject to indemnification hereunder, the Fund shall give Founders reasonable opportunity to defend against such claim in its own name or in the name of the Fund.

10. EFFECT OF AGREEMENT. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the directors of the Fund and the Fund of their overall responsibility for and control of the conduct of the business and affairs of the Fund.

11. TERM AND TERMINATION. This Agreement shall remain in effect until May 31, 2000 and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon ninety days written notice to Founders; (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder) unless the board of directors of the Fund approves such assignment; and (c) Founders may terminate this Agreement without payment of penalty on ninety days written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

12. APPLICATION OF LAW. This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Act. To the extent the applicable law of the State of Colorado or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.



                              DREYFUS FOUNDERS FUNDS, INC.


                              By:  /s/ Marie E. Connolly
                                   ----------------------------
                                   Marie E. Connolly, President



                              FOUNDERS ASSET MANAGEMENT LLC


                              By:  /s/ Richard W. Sabo
                                   --------------------------
                                   Richard W. Sabo, President

                                   APPENDIX 1
                                       TO
                              AMENDED AND RESTATED
            FUND ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

Dreyfus Founders Balanced Fund
Dreyfus Founders Discovery Fund
Dreyfus Founders Focus Fund
Dreyfus Founders Government Securities Fund
Dreyfus Founders Growth Fund
Dreyfus Founders Growth and Income Fund
Dreyfus Founders International Equity Fund
Dreyfus Founders Mid-Cap Growth Fund
Dreyfus Founders Money Market Fund
Dreyfus Founders Passport Fund
Dreyfus Founders Worldwide Growth Fund






















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